UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Financial Investors Trust

(Exact name of Registrant as specified in Charter)

Delaware	See Item 1.
(State of incorporation or organization)	(IRS Employer Identification No.)

1290 Broadway, Suite 1000, Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS TO BE SO REGISTERED	NAME OF THE EXCHANGE ON WHICH EACH CLASS IS TO BE SO REGISTERED
ALPS | CoreCommodity Natural Resources ETF	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 33-72424

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value (“Shares”), of the following Fund of Financial Investors Trust (the “Registrant”) is set forth in the Registrant’s Registration Statement on Form N-1A, as amended (“Registration Statement”) (Securities Act file number 33-72424; Investment Company Act file number 811-8194), as filed with the Securities and Exchange Commission, which description is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.

Name of Fund	I.R.S. Employer Identification No.
ALPS | CoreCommodity Natural Resources ETF	99-2721570

Item 2.	Exhibits.

(a)
(1)	Trust Instrument of Registrant, incorporated by reference to Exhibit (a)(1) to Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A (File Nos. 33-72424; 811-8194), filed on August 28, 1997.

(2)	Revised Trust Instrument of Registrant, incorporated by reference to Exhibit (a)(2) to Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A (File Nos. 33-72424; 811-8194), filed on August 28, 1997.

(3)	Amendment to Trust Instrument of Registrant, incorporated by reference to Exhibit (a)(3) to Post-Effective Amendment No. 40 to the Registrant’s Registration Statement on Form N-1A (File Nos. 33-72424; 811-8194), filed on August 28, 2009.

(4)	Amendment No.2 to Trust Instrument of Registrant dated January 29, 2020, incorporated by reference to Exhibit (a)(4) to Post-Effective Amendment No. 244 to the Registrant’s Registration Statement on Form N-1A (File Nos. 33-72424; 811-8194), filed on February 28, 2020.

(5)	Amendment No. 3 to Trust Instrument of Registrant dated March 12, 2024, incorporated by reference to Exhibit (a)(5) to Post-Effective Amendment No. 269 to the Registrant’s Registration Statement on Form N-1A (File Nos. 33-72424; 811-8194), filed on July 5, 2024.

(b)

(1)	By-Laws of Registrant, incorporated by reference to Exhibit (b)(1) to Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A (File Nos. 33-72424; 811-8194), filed on August 28, 1997.

(2)	Revised By-Laws of Registrant incorporated by reference to Exhibit (b)(2) to Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A (File Nos. 33-72424; 811-8194), filed on August 28, 1997.

(3)	Amendment to By-Laws of Registrant dated April 25, 2008, incorporated by reference to Exhibit (b)(3) to Post-Effective Amendment No. 34 to the Registrant’s Registration Statement on Form N-1A (File Nos. 33-72424; 811-8194), filed on May 6, 2008.

(4)	Amendment to By-Laws of Registrant dated December 8, 2020, incorporated by reference to Exhibit (b)(4) to Post-Effective Amendment No. 251 to the Registrant’s Registration Statement on Form N-1A (File Nos. 33-72424; 811-8194), filed on February 26, 2021.

(5)	Amendment No. 3 to By-Laws of Registrant dated September 13, 2022, incorporated by reference to Exhibit (b)(5) to Post-Effective Amendment No. 261 to the Registrant’s Registration Statement on Form N-1A (File Nos. 33-72424; 811-8194), filed on February 28, 2023.

(c)	Provisions of instruments defining rights of security holders are contained in Articles 2 and 7 of the Declaration of Trust (incorporated herein by reference to Exhibit (a)(1) of this filing).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Financial Investors Trust

By:	/s/ Lucas Foss	Date: July 10, 2024
Name:	Lucas Foss

President